       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2005
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                 SCANSOFT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------

        DELAWARE                                                   94-3156479
(STATE OR OTHER JURISDICTION OF                                (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS, 01960
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------

                   SCANSOFT, INC. 2000 NONSTATUTORY STOCK PLAN
        AMENDED AND RESTATED SCANSOFT, INC. 1995 EMPLOYEE STOCK PURCHASE
                                      PLAN
                         SCANSOFT, INC. 2000 STOCK PLAN

                            (FULL TITLE OF THE PLAN)
                            -------------------------
                              JAMES R. ARNOLD, JR.
                             CHIEF FINANCIAL OFFICER
                                 SCANSOFT, INC.
                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                            -------------------------

                                 (978) 977-2000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            -------------------------

                                   Copies to:
                            KATHARINE A. MARTIN, ESQ.
                              ROBERT SANCHEZ, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300
                               -------------------

                         CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED
         TITLE OF EACH CLASS                     AMOUNT                   MAXIMUM                PROPOSED              AMOUNT OF
           OF SECURITIES TO                       TO BE                 OFFERING PRICE       MAXIMUM AGGREGATE       REGISTRATION
            BE REGISTERED                      REGISTERED*               PER SHARE             OFFERING PRICE            FEE
            -------------                      -----------               ---------             --------------            ---
Common Stock
   $0.001 par value to be issued upon
   the exercise of options granted
   under the ScanSoft, Inc. 2000
   Nonstatutory Stock Plan****........       3,500,000 shares             $  4.69**            $16,415,000            $1,932.05

Common Stock
   $0.001 par value  to be issued
   pursuant to the Amended and
   Restated ScanSoft, Inc. 1995
   Employee Stock Purchase Plan****...       1,000,000 shares             $ 3.9865***          $ 3,986,500            $  469.21

Common Stock
   $0.001 par value to be issued upon
   the exercise of options granted
   under the ScanSoft, Inc.
   2000  Plan****.....................       2,500,000 shares             $  4.69**            $11,725,000            $1,380.03
                                             ================                                  -----------            ---------
Total.................................       7,000,000 shares                                  $32,126,500            $3,781.29
                                             ================                                  ===========            =========

* Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional shares of the Registrant's Common Stock that become issuable under the above listed plans by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of $4.69 per share, the average of the high and low prices per share of the Common Stock as reported on the NASDAQ National Market on February 9, 2005.

*** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of 85% of $3.9865 per share, the average of the high and low prices per share of the Common Stock as reported on the NASDAQ National Market on February 9, 2005.

**** Pursuant to a Preferred Shares Rights Agreement dated as of October 23, 1996, as amended on March 19, 2004, one preferred share purchase right will be issued with each share of Common Stock issued by the Registrant. The rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents previously filed by ScanSoft, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K/T for the period ended September 30, 2004 filed with the Commission on January 6, 2005.

      (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004 filed with the Commission on February 9, 2005.

      (c) The Registrant's Current Report on Form 8-K filed with the Commission on October 26, 2004.

      (d) The Registrant's Current Report on Form 8-K filed with the Commission on November 2, 2004.

      (e) The Registrant's Current Report on Form 8-K filed with the Commission on November 18, 2004.

      (f) The Registrant's Current Report on Form 8-K filed with the Commission on December 10, 2004.

      (g) The Registrant's Current Report on Form 8-K filed with the Commission on February 1, 2005.

      (h) The Registrant's Current Report on Form 8-K filed with the Commission on February 7, 2005.

      (i) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 2004.

      (j) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 20, 1995 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      (k) The description of the Registrant's Amended and Restated Preferred Shares Rights Agreement contained in the Registrant's Registration Statement on Form 8-A/A filed with the Commission on March 19, 2004 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

      Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the securities offered hereby has been passed upon for ScanSoft, Inc. by Jo-Anne Sinclair, Esq., General Counsel of ScanSoft, Inc.. Ms. Sinclair is paid a salary by ScanSoft, Inc., is a participant in various employee benefit plans offered to employees of ScanSoft, Inc. generally, and owns and has options to purchase shares of ScanSoft, Inc. Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant's Certificate of Incorporation eliminates the liability of its directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the Registrant or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Registrant or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

      The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

      The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant's request.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Inapplicable.

ITEM 8. EXHIBITS

EXHIBIT
 NUMBER                       DESCRIPTION
------                        -----------
 4.1           ScanSoft, Inc. 2000 Nonstatutory Stock Plan.

 4.2           Amended and Restated ScanSoft, Inc. 1995 Employee Stock Purchase Plan.

 4.3           ScanSoft, Inc. 2000 Stock Plan.

 5.1           Opinion of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc.

23.1           Consent of BDO Seidman, LLP.

23.2           Consent of PricewaterhouseCoopers LLP.

23.3           Consent of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc. (included in Exhibit 5.1 above).

24.1           Power of Attorney.

ITEM 9.  UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                  (i) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, State of Massachusetts on this 10th day of February, 2005.

                                             SCANSOFT, INC.

                                             By: /s/ Paul A. Ricci
                                                 _____________________________
                                                 Paul A. Ricci
                                                 Chairman of the Board and
                                                 Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                          TITLE                                   DATE
        ---------                                          -----                                   ----
/s/ Paul A. Ricci                         Chairman of the Board, Chief Executive Officer,
--------------------------------          and Director (Principal Executive Officer)          February 10, 2005
           Paul A. Ricci

/s/ James R. Arnold, Jr.                  Senior Vice President and Chief Financial
--------------------------------          Officer (Principal Financial Officer)               February 10, 2005
      James R. Arnold, Jr.

/s/ Gerald C. Kent, Jr.                   Chief Accounting Officer and Corporate
--------------------------------          Controller (Principal Accounting Officer)           February 10, 2005
         Gerald C. Kent, Jr.

             *
--------------------------------          Director                                            February 10, 2005
       Robert M. Finch

             *                            Director                                            February 10, 2005
--------------------------------
    Robert J. Frankenberg

             *                            Director                                            February 10, 2005
--------------------------------
     John C. Freker, Jr.

             *                            Director                                            February 10, 2005
--------------------------------
     William H. Janeway

             *                            Director                                            February 10, 2005
--------------------------------
     Katharine A. Martin

             *                            Director                                            February 10, 2005
--------------------------------
       Mark B. Myers

             *                            Director                                            February 10, 2005
--------------------------------
     Robert G. Teresi

*By: /s/ James R. Arnold, Jr.
     _____________________________________
     James R. Arnold, Jr.
     Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                       DESCRIPTION
 ------                       -----------
 4.1           ScanSoft, Inc. 2000 Nonstatutory Stock Plan.

 4.2           Amended and Restated ScanSoft, Inc. 1995 Employee Stock Purchase Plan.

 4.3           ScanSoft, Inc. 2000 Stock Plan.

 5.1           Opinion of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc.

23.1           Consent of BDO Seidman, LLP.

23.2           Consent of PricewaterhouseCoopers LLP.

23.3           Consent of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc. (included in Exhibit 5.1 above).

24.1           Power of Attorney.